SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

AMENDMENT NO. 2 TO FORM 8-A

ON

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

          QUMU CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	41-1577970
(State of incorporation or organization)	(I.R.S. Employer/Identification No.)

7725 Washington Avenue South Minneapolis, Minnesota	55439
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Preferred Stock Purchase Rights	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None

The undersigned registrant hereby amends its registration statement on Form 8-A filed with the Securities and Exchange Commission on September 18, 2003, File No. 000-20728, as amended by Amendment No. 1 to Form 8-A on Form 8-A/A filed with the Securities and Exchange Commission on September 11, 2013, as follows:

Item 1.	Description of Securities to be Registered.

On March 10, 2014, Qumu Corporation (the “Company”) entered into an Amendment No. 2 dated as of March 10, 2014 (the “Amendment”) to the Rights Agreement, dated as of September 17, 2003 by and between the Company and Wells Fargo Bank Minnesota, N.A. as rights agent, as amended by Amendment No. 1 dated September 11, 2013 (collectively the “Rights Agreement”).

The Amendment accelerates the expiration of the Rights from 5:00 p.m., Minneapolis, Minnesota time, on September 16, 2016 to 5:00 p.m., Minneapolis, Minnesota time, on March 21, 2014, and has the effect of terminating the Rights Agreement on that date. At the time of the termination of the Rights Agreement, all of the Rights distributed to holders of the Company’s common stock pursuant to the Rights Agreement will expire.

The foregoing is a summary of the terms of the Amendment. The summary does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 3 and incorporated herein by reference.

Item 2.	Exhibits.

	Exhibit 3	Amendment No. 2 dated March 10, 2014 to Rights Agreement between Qumu Corporation and Wells Fargo Bank Minnesota, N.A. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated March 10, 2014).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

QUMU CORPORATION
Dated: March 10, 2014
	By:	/s/ Sherman L. Black
Sherman L. Black, Chief Executive Officer

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